Exhibit 10.7

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

PRICESMART, INC.

and

THE SOL AND HELEN PRICE TRUST

Dated as of October 6, 2005

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8.	REGISTRATION STATEMENT FOR RESALE OF THE SHARES		10
	8.1	Registration	10
	8.2	Company Obligations	10
	8.3	Restrictions on Registrations	11
	8.4	Investor Obligations and Rights.	12
	8.5	Indemnification.	13
	8.6	Expenses	15

9.	TERMINATION		16
	9.1	Termination	16
	9.2	Effect of Termination	16

10.	MISCELLANEOUS		16
	10.1	Survival of Warranties	16
	10.2	Specific Performance	16
	10.3	Successors and Assigns	17
	10.4	Governing Law	17
	10.5	Counterparts	17
	10.6	Headings	17
	10.7	Notices	18
	10.8	No Finder’s Fees	18
	10.9	Amendments and Waivers	18
	10.10	Attorneys’ Fees	19
	10.11	Severability	19
	10.12	Entire Agreement	19
	10.13	No Third Party Beneficiaries	19
	10.14	Public Announcements	19
	10.15	Further Assurances	19
	10.16	Fees and Expenses	19
	10.17	Waiver of Jury Trial	20

SCHEDULE

Schedule 3.4(b)

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (including the Schedule hereto, this “Agreement”) is made and entered into as of October 6, 2005 by and between PriceSmart, Inc., a Delaware corporation (the “Company”), and the Sol and Helen Price Trust (the “Investor”). The Company and the Investor are referred to herein individually as a “Party” and together as the “Parties.”

WITNESSETH:

WHEREAS, on or about May 10, 2004, Milton Pfeiffer commenced an action by filing a complaint (the “Complaint”) in the United States District Court for the District of Delaware (the “Court”) against Sol Price and the Company, as nominal defendant, captioned Milton Pfeiffer v. Sol Price and PriceSmart, Inc., C.A. No. 04-296, alleging that Mr. Price violated Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), in connection with an alleged purchase and subsequent sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, on August 22, 2005, Messrs. Pfeiffer and Price and the Company (collectively, the “Litigants”) entered into a Memorandum of Understanding (the “MOU”), which specified certain terms of a settlement in full of all matters and controversies among the Litigants arising from all claims, known or unknown, arising under or relating to Section 16(b) of the 1934 Act or the facts and circumstances alleged in the Complaint;

WHEREAS, pursuant to the terms of the MOU, it is anticipated that the Litigants will file with the Court a Stipulation and Agreement of Settlement and Release (the “Settlement”), which will include the following terms: (i) within ten business days following final Court approval of the Settlement, the Investor shall purchase an aggregate of $1,500,000 of Common Stock directly from the Company at a price of $8.90 per share, which represents a per share price that is $0.50 above the closing price of the Company’s common stock on August 18, 2005, the business day immediately prior to the date the parties reached an agreement in principle to settle the facts forming the basis of the Complaint; (ii) the parties will mutually release all claims, effective upon Court approval of the Settlement; and (iii) the Company will pay attorneys’ fees to plaintiff’s counsel in an amount to be agreed upon by the Company and plaintiff (subject to Court approval) or, absent an agreement, as determined by the Court;

WHEREAS, in accordance with the terms of the Settlement, the Investor, of which Mr. Price is the trustee, desires to purchase an aggregate of 168,539 shares of Common Stock (the “Shares”) at a price of $8.90 per share, for an aggregate purchase price of One Million Four Hundred Ninety Nine Thousand Nine Hundred and Ninety Seven United Sates Dollars and Ten Cents ($1,499,997.10) on the terms and conditions set forth in this Agreement; and

WHEREAS, the Investor and the Company desire to complete the contemplated purchase of Common Stock prior to Court approval of the Settlement to provide needed capital to the Company; provided that such purchase shall be subject to the Investor’s right to rescind the transaction under certain circumstances if Court approval of the Settlement is not obtained, as described below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. AGREEMENT TO PURCHASE AND SELL STOCK. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor at the Closing (as defined below), and the Investor agrees to purchase from the Company at the Closing, the Shares at a price of $8.90 per share.

2. CLOSING.

2.1 Time and Place. The purchase and sale of the Shares (the “Closing”) will take place at the offices of PriceSmart, Inc. at 9740 Scranton Road, San Diego, CA 92121-1745 at 10:00 a.m. Pacific Time, on October 7, 2005, or at such other time and place mutually agreed upon by the Parties, or if any of the conditions set forth in Section 6 (other than conditions with respect to actions the respective Parties will take at the Closing itself) have not been satisfied, a later date selected by the Investor, which date shall be within five (5) Business Days (as defined below) following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions to occur at the Closing (other than conditions with respect to actions the respective Parties will take at the Closing itself) (such date, the “Closing Date”). “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.

2.2 Investor Deliveries. At the Closing, the Investor will deliver or cause to be delivered to the Company the sum One Million Four Hundred Ninety Nine Thousand Nine Hundred and Ninety Seven United Sates Dollars and Ten Cents ($1,499,997.10)

2.3 Company Deliveries. At the Closing, the Company will issue irrevocable transfer agent instructions instructing the Company’s transfer agent to issue in the name of the Investor a certificate representing the Shares.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Investor that the statements in the following paragraphs of this Section 3 are true and correct:

3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries (as defined below) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own or lease and operate its properties and to conduct its business as it is currently being conducted and is proposed to be conducted. Each of the Company and its Subsidiaries is duly licensed, authorized or qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership, lease or operation of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, liabilities, condition (financial or otherwise), results of operations, prospects or business of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”). The Company is not in default under or in violation of any provision of its amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), or its amended and restated bylaws, as amended (the “Bylaws”). “Subsidiary” means as to any Person (as defined below), any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. “Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority (as defined below).

3.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Settlement and to perform its obligations hereunder and thereunder. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Settlement and the performance of the obligations of the Company at the Closing, the performance of the obligations of the Company under Section 8 hereof and the issuance and delivery of the Shares has been taken, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (ii) the effect of rules of law governing the availability of equitable remedies; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

3.3 Valid Issuance of the Shares. The Shares will, as of the Closing Date, have been duly and validly authorized, reserved for issuance and, when issued, sold and delivered by the Company in accordance with the terms of this Agreement for the consideration provided for herein, will have been duly and validly issued, will be fully paid and nonassessable and will be free of any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever (“Lien”) (other than those that may be created by the Investor) and free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and, assuming the truth and correctness of the Investor’s representations and warranties in Section 4 below, will be issued in compliance with all applicable federal and state securities laws.

3.4 Capitalization.

(a) The entire authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, of which 25,891,872 shares (not including 434,425 shares held by the Company as treasury shares) were issued and outstanding as of August 15, 2005, and 2,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were outstanding as of the date of this Agreement. Except as set forth in the SEC Documents (as defined below), there are no outstanding or authorized warrants, options, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments or obligations that could require the Company or any of its Subsidiaries to issue, grant, deliver or sell or otherwise cause to be issued, granted, delivered or sold or become outstanding any capital stock of the Company or any of its Subsidiaries, except for those granted in the ordinary course of business since the dates of the SEC Documents. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. To the Company’s knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

(b) Except as set forth on Schedule 3.4(b) hereto, the registration of the Shares pursuant to Section 8 hereof will not give rise to any registration rights on behalf of any Person under any agreement or instrument applicable to the Company. Except as set forth on Schedule 3.4(b) hereto, other than pursuant to Section 8 hereof, no Person has any right to require the Company to register securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”).

3.5 Noncontravention.

(a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, ordinance, code, injunction, judgment, order, decree, ruling, charge, writ, determination or other restriction (“Law”) of any government or political subdivision or department thereof, any governmental regulatory body, commission, board, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign (“Governmental Authority”) to which the Company or any of its Subsidiaries is subject or any provision of the Certificate of Incorporation or the Bylaws or the certificate of incorporation or bylaws or similar constituent documents of the Company’s Subsidiaries or (ii) conflict with, result in a breach or violation of, constitute a default (with or without notice or the passage of time) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or give rise to a right to put or to compel a tender offer for outstanding securities of the Company or any of its Subsidiaries or require any notice, consent, waiver or approval under any agreement, contract, lease, license, loan, debt instrument, note, bond, indenture, mortgage, deed of trust, joint venture agreement, approval of a Governmental Authority or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets is subject (or result in the imposition of any mortgage, pledge, Lien, encumbrance, charge or other security interest upon any of such assets or properties), except in either case, where such violation, conflict or default would not have a Material Adverse Effect.

(b) Except for (i) the filing of a Form D with the Securities and Exchange Commission (the “SEC”) and (ii) filings which may be required under state securities laws, for which filings the Company shall be responsible, neither the Company nor any of its Subsidiaries is required to give any notice to, make any filing or registration with, or obtain any authorization, consent or approval of any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby.

(c) No consent or approval of the Company’s stockholders is required by Law, the Certificate of Incorporation, the Bylaws, the rules and regulations of the Nasdaq Stock Market, or otherwise, for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

3.6 Absence of Certain Changes. Except as disclosed in the reports required to be filed by the Company under the 1934 Act, in the preceding twelve (12) months (the “SEC Documents”) or otherwise disclosed in public announcements or press releases, since August 31, 2004, the Company and its Subsidiaries have conducted their consolidated business in the ordinary and usual course and there has been no change to the business, properties, assets, operations, prospects, results of operations or condition (financial or otherwise) of the Company or its Subsidiaries (taken as a whole), except for such changes which could not be reasonably expected to have a Material Adverse Effect.

3.7 No General Solicitation. Neither the Company, nor any of its Affiliates (as defined below), nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D (“Regulation D”) promulgated under the 1933 Act) in connection with the offer or sale of the Shares. “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the 1934 as in effect on the date hereof. The term “Affiliated” has a correlative meaning.

3.8 Reports Filed Under the Securities Exchange Act of 1934; Financial Statements. The Company has timely filed all reports required to be filed by the Company under the 1934 Act. The SEC Documents contain all statements required to be stated therein in accordance with the 1934 Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of their respective dates (except as they have been correctly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission (the “SEC”) with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are true and correct:

4.1 Organization and Qualification. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Investor has all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

4.2 Authorization. All action on the part of the Investor and Mr. Price necessary for the authorization, execution and delivery of this Agreement and the Settlement, respectively, and the performance of all obligations of the Investor and Mr. Price hereunder and thereunder, as the case may be, have been taken, and this Agreement and the Settlement have been duly executed and delivered by the Investor and Mr. Price, respectively, and constitute valid and legally binding obligations of the Investor and Mr. Price, respectively, enforceable in accordance with their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (b) the effect of rules of law governing the availability of equitable remedies; and (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

4.3 Purchase for Own Account. Except as permitted pursuant to Section 10.3 hereof, the Shares to be acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and the Investor has no present intention of selling or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Shares. The Investor also represents that it has not been formed for the specific purpose of acquiring the Shares.

4.4 Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Regulation D. By reason of its business and financial experience, sophistication and knowledge, the Investor is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. The Investor confirms that it is able (a) to bear the economic risk of this investment, as well as other risk factors as more fully set forth herein and in the SEC Documents, (b) to hold the Shares for an indefinite period of time and (c) to bear a complete loss of the Investor’s investment; and the Investor represents that it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the Investor’s ability to provide for its current needs and possible financial contingencies.

4.5 Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the 1933 Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 8 hereof.

4.6 Due Diligence and No Solicitation. The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the Investor. At no time was the Investor presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Investor shall have furnished the Company at the Investor’s expense an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the 1933 Act; provided that the Company shall not require an opinion of counsel for routine sales of shares pursuant to Rule 144.

4.8 Legends. It is understood that the certificates evidencing the Shares will bear the legends set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

(b) The legend referred to in Section 4.8(a) above shall be removed from a certificate representing such Shares if the securities represented thereby are sold pursuant to an effective registration statement under the 1933 Act, or there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be requested by the Company, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration requirements of the 1933 Act.

5. PRE-CLOSING COVENANTS OF THE PARTIES. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 6 and 7 below).

5.2 Notice of Developments. The Company and the Investor will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or 4 above. No disclosure by the Company or the Investor pursuant to this Section 5.2, however, shall be deemed to cure any misrepresentation, breach of warranty or breach of covenant.

6. CONDITIONS TO THE INVESTOR’S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 2 of this Agreement with respect to the Closing are subject to the fulfillment or waiver, on the Closing Date, of each of the following conditions:

6.1 Representations and Warranties True. The representations and warranties of the Company contained in Section 3 qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date). The Company shall have delivered to the Investor at the Closing a certificate in form and substance reasonably satisfactory to the Investor dated the Closing Date and signed by the Chief Executive Officer or an Executive Vice President and the Chief Financial Officer or Senior Vice President of Accounting of the Company to the effect that the condition set forth in this Section 6.1 has been satisfied.

6.2 Compliance with Covenants. The Company shall have performed all of its obligations hereunder in all material respects and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed by it at or prior to the Closing. The Company shall have delivered to the Investor at the Closing a certificate in form and substance reasonably satisfactory to the Investor dated the Closing Date and signed by the Chief Executive Officer or an Executive Vice President and the Chief Financial Officer or Senior Vice President of Accounting of the Company to the effect that the condition set forth in this Section 6.2 has been satisfied.

6.3 No Litigation.

(a) No Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby.

(b) No action, suit or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, materially delay, prohibit or otherwise make illegal the consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) or (iii) affect adversely the right of the Investor to own the Shares.

6.4 Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the California Corporate Securities Law of 1968 (the “California Securities Law”) and the registration and/or qualification requirements of all other applicable state securities laws.

6.5 Proceedings. All corporate and other proceedings to be taken by the Company in connection with this Agreement and with respect to the transactions contemplated hereby to be completed at or prior to the Closing and documents incident thereto shall have been completed in form and substance reasonably satisfactory to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of this Agreement and such other documents as it may reasonably request.

6.6 No Material Adverse Effect. No event shall have occurred and no condition shall have arisen or been created since the date of this Agreement which has had, or would be reasonably likely to have, a Material Adverse Effect.

6.7 Other Agreements. The Litigants shall have entered into the Settlement and the Settlement shall have been approved by the Court.

7. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement with respect to the Closing are subject to the fulfillment or waiver on the Closing Date of each of the following conditions:

7.1 Representations and Warranties True. The representations and warranties of the Investor contained in Section 4 qualified as to materiality shall have been true and correct in all respects, and those not so qualified shall have been true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date).

7.2 No Litigation.

(a) No Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby.

(b) No action, suit or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, delay, prohibit or otherwise make illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

7.3 Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act,

the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws.

7.4 Other Agreements. The Litigants shall have entered into the Settlement and the Settlement shall have been approved by the Court.

8. REGISTRATION STATEMENT FOR RESALE OF THE SHARES.

8.1 Registration. Within thirty (30) days after demand by the Investor, the Company will prepare and file with the SEC a registration statement under the 1933 Act registering all of the Shares sold to the Investor pursuant to this Agreement for resale to the public by the Investor pursuant to such registration statement (the “Registration Statement”) and maintain the effectiveness of such registration statement for the period specified in Section 8.2(a) for use by the Investor and its respective Affiliates at any time during such period with respect to the offering and sale or other disposition of the Shares.

8.2 Company Obligations. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(a) use its best efforts to cause such registration to remain effective at all times until the earlier of (i) two years from the Closing Date and (ii) such time as the Shares may be freely sold to the public without registration and without regard to volume or manner of sale;

(b) prepare and file with the SEC such amendments and post-effective amendments to such registration statement and supplements to the prospectus as may be (i) reasonably requested by the holders of a majority of the Shares, (ii) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), or (iii) necessary to keep such registration effective for the period of time required by this Section 8;

(c) prepare and deliver to the Investor as many copies of each preliminary and final prospectus and other documents incident thereto as the Investor from time to time may reasonably request;

(d) immediately notify the Investor, at any time when a prospectus relating to a registration of Shares is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Investor, prepare a supplement or amendment to such registration statement so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading;

(e) use its best efforts to register or qualify and maintain the qualification of the Shares covered by such registration under such state securities or “blue sky” laws for offers and sales to the public as the Investor shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of or become subject to taxation in, any jurisdiction in which it shall not be then qualified, or to file any general consent to service of process;

(f) otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable Governmental Authorities in other applicable jurisdictions;

(g) notify the Investor (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, when the prospectus or any amendment or supplement thereto has been filed and to furnish the Investor with copies thereof, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus or the Final Prospectus (as defined below) or the initiation or threatening of any proceedings for such purposes, and (iii) the receipt by the Company of any notification with respect to the suspending of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(h) with a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to: (i) make and keep public information available as those terms are understood and defined in Rule 144; (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and (iii) so long as the Investor or transferee of the Investor owns any Shares, furnish to the Investor or transferee of the Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor or transferee of the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor or transferee of the Investor to sell any such securities without registration.

8.3 Restrictions on Registrations. If at any time or from time to time after the effective date of the Registration Statement, the Company promptly notifies the Investor in writing of the existence of a Potential Material Event (as defined below), the Investor shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares, from the time of the giving of notice with respect to a Potential Material Event until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then notwithstanding Section 8.1 above, the Company’s obligation to file the Registration Statement shall be delayed until such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. “Potential Material Event” means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors that disclosure of such information in a Registration Statement would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors, be materially adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors that the applicable Registration Statement would be materially misleading absent the inclusion of such information. In no event shall the suspension of the Registration Statement (or the permissible delay in filing a Registration Statement) (i) exceed ninety (90) days on any one occasion as a result of a Potential Material Event or (ii) be permitted more than once during any 12-month period.

8.4 Investor Obligations and Rights.

(a) The Investor shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding the Investor and its plan of distribution of the Shares as may be reasonably necessary to enable the Company to prepare the Registration Statement and prospectus covering the Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith. The Investor shall have the right to prepare any portions of the Registration Statement requiring information regarding the Investor and its plan of distribution of the Shares.

(b) During such time as the Investor may be engaged in a distribution of the Shares, the Investor shall comply with Regulation M promulgated under the 1934 Act and pursuant thereto it shall, among other things, (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such regulation; (ii) distribute the Shares under the Registration Statement solely in the manner described in the Registration Statement; and (iii) cease distribution of such Shares pursuant to such Registration Statement upon receipt of written notice from the Company that the prospectus covering the Shares contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Investor hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the 1933 Act to be satisfied unless the sale is made pursuant to an exemption from registration.

(d) The Investor acknowledges and agrees that the Shares sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Shares have been sold in accordance with this Agreement and the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(e) Following termination of the effectiveness of the Registration Statement, the Investor shall discontinue sales of Shares pursuant thereto upon receipt of notice from the Company of its intention to remove from registration the Shares covered thereby which remain unsold, and the Investor shall promptly notify the Company of the number of Shares registered that remain unsold immediately upon receipt of the notice from the Company.

(f) The Investor will observe and comply with the 1933 Act, the 1934 Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Shares or any part thereof.

8.5 Indemnification.

(a) The Company will indemnify and hold harmless to the fullest extent permitted by law the Investor, each of its Affiliates and each of their respective officers, directors, shareholders, employees, advisors, agents and partners, and each person controlling the Investor, with respect to each registration which has been effected pursuant to this Section 8 against all Losses (as defined below) jointly and severally arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any amendment or supplement thereto or any documents incorporated by reference therein and any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the 1933 Act or the 1934 Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, each of its Affiliates and each of their respective officers, directors, shareholders, employees, advisors, agents and partners, and each person controlling the Investor for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission based upon written information furnished to the Company by the Investor and stated expressly to be specifically for use therein. “Losses” shall mean, collectively, any and all losses, penalties, judgments, suits, costs, claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements).

(b) The Investor will, if Shares held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless to the fullest extent permitted by law the Company, each of its Affiliates and their respective directors, employees, advisors, agents and officers and each person who controls the Company, against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the Investor in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Investor therein not misleading, and will reimburse the Company and its directors, officers, partners, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor and stated expressly to be specifically for use therein; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds to such Investor of securities sold as contemplated herein.

(c) Each party entitled to indemnification under this Section 8.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless (i) the Indemnifying Party has agreed in writing to pay such fees or expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the Indemnified Party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, or (iv) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the Indemnifying Party is materially prejudiced thereby. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld. If the Indemnifying Party assumes the defense, the Indemnifying Party shall not have the right to settle such action without the written consent of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

If the indemnification provided for in this Section 8.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 8.5 to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 8.5 to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the sale of Shares in the offering to which the Losses of the Indemnified Party relates exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) The foregoing indemnity agreement of the Company and the Investor is subject to the condition that, insofar as they relate to any Losses made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the 1933 Act (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of the Investor if a copy of the Final Prospectus was timely furnished to the Investor in sufficient quantities for delivery and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

(e) Notwithstanding any other provision of this Agreement, the obligations of the parties under this Section 8.5 shall survive indefinitely.

8.6 Expenses. The Company shall pay all expenses incident to the registration of the Shares under this Section 8 including without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel for the Company and its independent public accountants. With respect to sales of the Shares, the Investor shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Shares to be sold by the Investor, the fees and disbursements of counsel retained by the Investor and transfer taxes, if any.

9. TERMINATION.

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Parties;

(b) by any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if the Closing shall not have been consummated on or before October 31, 2005;

(c) by any Party if a court of competent jurisdiction or a Governmental Authority shall have issued a non-appealable final judgment, injunction, order, ruling or decree or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided that the Party seeking to terminate this Agreement pursuant to this clause (c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling or decree lifted, vacated or denied; or

(d) by either the Investor or the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the non-terminating Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such Party) except as set forth in this Section 9.2, provided that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that Section 10 shall survive termination of this Agreement.

10. MISCELLANEOUS.

10.1 Survival of Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twenty-four (24) months from the Closing Date and shall in no way be affected by any knowledge or investigation of the subject matter thereof made by or on behalf of the Investor or the Company, as the case may be.

10.2 Specific Performance. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable

Law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief.

10.3 Successors and Assigns.

(a) This Agreement shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs and personal representatives; provided that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Investor.

(b) Notwithstanding Section 10.3(a) or any other provision to the contrary in this Agreement, the Investor may assign any and all of its rights and obligations under Section 8 hereof in connection with the transfer to such assignee of at least 20,000 Shares.

10.4 Governing Law.

(a) This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within that State, without reference to principles of conflict of laws or choice of law thereof.

(b) The Parties hereto hereby agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely between the Parties shall be the United States District Court for the Southern District of California, and, if such court will not hear any such suit, the courts of the state of Delaware, and the parties hereto hereby irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The Parties hereto further agree that the Parties will not bring suit with respect to any disputes arising out of this Agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the Parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 10.7 hereof. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness.

10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then four (4) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

To the Company:	PriceSmart, Inc.
9740 Scranton Road
San Diego, CA 92121-1745
Attention: Robert M. Gans, Esq.
Telephone: (858) 404-8821
Facsimile: (858) 404-8828

with a copy to:	Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention: Robert E. Burwell, Esq.
Telephone: (858) 523-5400
Facsimile: (858) 523-5450

To the Investor:	Sol and Helen Price Trust
7979 Ivanhoe Avenue, #520
La Jolla, California 92037
Attn: Sol Price
Telephone: (858) 551-2311
Facsimile: (858) 551-2314

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

10.8 No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Parties.

10.10 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10.12 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

10.13 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the provisions of Section 8.5 shall inure to the benefit of and be enforceable by each Indemnified Party.

10.14 Public Announcements. The Parties shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and no Party shall issue any such press release or make any such public statement without the prior consent of the other Parties, which consent shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Parties, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used commercially reasonable efforts to consult with the other Parties prior thereto. The Parties hereby consent to the filing of this Agreement by the Company and a Schedule 13D and Form 4 by the Investor and Mr. Price, as applicable, with the SEC.

10.15 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

10.16 Fees and Expenses. Except as otherwise provided in this Agreement, each of the Parties shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

10.17 Rescission Right. If for any reason the Court does not approve the Settlement as contemplated by the MOU or objects to the terms of the transactions contemplated by this Agreement, either (i) Investor and the Company will accept such reasonable modifications to the terms of this Agreement as may be necessary to obtain the Court’s approval, provided that such modifications do not materially adversely affect the rights and obligations of Investor or the Company hereunder, as the case may be or (2) if any such modifications would be unreasonable or would have a material adverse effect on either the Investor or the Company, and either the Company or the Investor refuses to accept such modifications, Investor shall have the right to rescind the purchase of the Shares, with the Shares being returned to the Company and the sum of $1,500,000, with interest at the annual rate of 5%, being returned to the Investor; provided that if any such rescission would be prohibited by Section 160 of the Delaware General Corporation Law or other applicable law, such rescission shall be deferred until it may be completed in accordance with applicable law.

10.18 Waiver of Jury Trial. THE COMPANY AND THE INVESTOR HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

PRICESMART, INC.

By:	/s/ Robert M. Gans
Name:	Robert M. Gans
Title:	Executive Vice President and General Counsel

THE INVESTOR:

SOL AND HELEN PRICE TRUST

By:	/s/ Sol Price
Name:	Sol Price
Title:	Trustee

SIGNATURE PAGE TO THE

STOCK TRANSFER AGREEMENT

SCHEDULE 3.4(b)

Registration Rights:

1.	Under a Registration Rights Agreement dated June 3, 2000, PSC, S.A. (“PSC”) possesses registration rights with respect to an aggregate of 679,500 shares of the Company’s Common Stock. Pursuant to the Registration Rights Agreement, the Company filed registration statements on Form S-3 on July 27, 2000 and August 8, 2001, which were subsequently declared effective. These registration statements are no longer effective. A third registration statement covering these shares was filed on March 2, 2005, but has not been declared effective as of the date hereof. Upon effectiveness, PSC has the right to require that the registration statement be kept effective until PSC or a permitted assignee has completed the distribution of its shares.

2.	Under a Common Stock Purchase Agreement dated October 22, 2003, The Sol and Helen Price Trust and The Robert & Allison Price Trust 1/10/75 (collectively, the “Trusts”) possesses registration rights with respect to an aggregate of 500,000 shares of the Company’s Common Stock. On March 17, 2005, the Company and the Trusts amended the Common Stock Purchase Agreement to allow the holders of a majority of the shares sold thereunder to request such registration at any time. Once filed and declared effective, the Trusts have the right to require that the registration statement be kept effective until the earlier of (1) such time as the distribution described in the registration statement relating to the shares has been completed and (ii) two (2) years from the purchase of the shares of Common Stock.

3.	Pursuant to (i) that certain Common Stock Purchase Agreement, dated as of October 4, 2004, among the Company and The Price Group, LLC, The Sol and Helen Price Trust, The Robert and Allison Price Trust 1/10/75, The Robert and Allison Price Charitable Remainder Trust (the “Original Investors”) and The Price Family Charitable Fund and (ii) that certain Joinder Agreement, dated as of October 28, 2004, entered into by The San Diego Foundation ((i) and (ii) collectively, the “Agreement”), the Original Investors and The San Diego Foundation (collectively, the “Investors”) possesses registration rights with respect to an aggregate of 7,961,926 shares of the Company’s Common Stock. On March 17, 2005, the Company and the Investors amended the Common Stock Purchase Agreement to allow the holders of a majority of the shares of Common Stock sold thereunder to request such registration at anytime. Once filed and declared effective, the Investors have the right to require that the registration statement be kept effective until the earlier of (i) such time as the distribution described in the registration statement relating to the shares has been completed and (ii) two (2) years from the purchase of the shares of Common Stock.

4.

Under a Warrant Purchase Agreement, dated as of January 26, 2005, the International Finance Corporation (the “IFC”) possesses registration rights with respect to an aggregate of 400,000 shares of the Company’s Common Stock issuable upon exercise of a Common Stock Purchase Warrant issued to the IFC on January 26, 2005 (the “Warrant Shares”). Once filed and declared effective, the IFC has the right to require that the registration statement be kept effective until the earlier of (i) January 26, 2007 and (ii) such time as

SCHEDULE 3.4(b)

the IFC may freely sell to the public the Warrant Shares held by it without registration and without regard to volume or manner of sale restrictions. The IFC also possesses piggy-back registration rights with respect to the Warrant Shares terminating upon the earlier of the end of the registration period described above and such time as the Investor has completed its resale of the Warrant Shares. A registration statement covering the Warrant Shares was filed on March 2, 2005, but has not been declared effective as of the date hereof.

5.	Under a Stock Purchase Agreement, dated April 19, 2005, The Price Group, LLC, The Sol and Helen Price Trust and The Robert and Allison Price Trust (the “Prices”) possesses registration rights with respect to an aggregate of 825,000 shares of the Company’s Common Stock. Once filed and declared effective, the Prices have the right to require that the registration statement be kept effective until the earlier of (i) April 19, 2007 and (ii) such time as the shares of Common Stock sold thereunder may be freely sold to the public without registration and without regard to volume or manner of sale restrictions.

6.	Under a Stock Transfer Agreement, dated July 14, 2005, PSC possesses registration rights with respect to an aggregate of 138,820 shares of the Company’s Common Stock. Once filed and declared effective, PSC has the right to require that the registration statement be kept effective until the earlier of (i) July 14, 2007 and (ii) such time as the shares of Common Stock sold thereunder may be freely sold to the public without registration and without regard to volume or manner of sale restrictions.

SCHEDULE 3.4(b)